Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 5, 2008, with respect to the financial statements of Hanesbrands Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2007 and the period from July 24, 2006 to December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).
/s/ Grant Thornton LLP
Greensboro, North Carolina
June 5, 2008